EXHIBIT 10.4

                              JOINDER AGREEMENT

      This JOINDER AGREEMENT (this "JOINDER AGREEMENT") is dated effective as of ____________, 1998, and is executed and delivered by HENLEY HEALTHCARE, B.V. (the "JOINING GUARANTOR"), a _________________________________, to COMERICA
BANK-TEXAS (the "BANK"), a Texas banking association.

                             W I T N E S S E T H:

RECITALS:

      1. Henley Healthcare, Inc. (the "BORROWER"), a Texas corporation, of which Joining Guarantor is a Subsidiary, has entered into that certain Amended and Restated Loan Agreement (as amended, modiiied, restated and supplemented from time to time, the "LOAN AGREEMENT") with Bank and certain financial institutions which are signatories thereto or which may become a party thereto from time to time, dated as of June 30, 1997.

      2. Pursuant to the terms of the Loan Agreement, and as a condition (among others) for making the initial Loan thereunder and issuing the Initial Letter of Credit pursuant thereto, certain Subsidiaries of Borrower executed and delivered to Bank a Master Guaranty of even date with the Loan Agreement, pursuant to which, among other things, each of such Subsidiaries jointly and severally unconditionally guaranteed the payment and performance of all of the Debt. The Master Guaranty, as heretofore or herealter amended, modified, supplemented, joined in and restated from time to time, is herein called the "GUARANTY." AH Persons from time to time a partyto the Guaranty (whether originally or by joinder) are herein collectively called the "GUARANTORS" and are each a "GUARANTOR" herein.

      3. In addition, in connection with the execution and delivery of the Guaranty, Borrower and Guarantors have executed and delivered a Contribution Agreement of even date with the Guaranty, pursuant to which, among other things, each Guarantor grants to the other Guarantors a right of contribution from such Guarantor for any payments made under the Guaranty, all as is more flilly described therein. The Contribution Agreement as heretofore or hereatter amended, modified, supplemented, joined in and restated from time to time, is herein called the "CONTRIBUTION AGREEMENT."

      Joining Guarantor is now required, among other things and subject to certain terms and conditions, to join in the execution and delivery to Bank of
(a) the Guaranty and (1,) the Contribution Agreement, in each case, by its execution and delivery of this Joinder Agreement and otherwise by such action as Bank may reasonably require.

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      4. In order to comply with such requirement, Joining Guarantor executes and delivers this Joinder Agreement.

AGREEMENTS:

      Now, in consideration of the credit and fmancial accommodations extended and to be extended to Borrower pursuant to the Loan Agreement and the other Loan Documents or otherwise, which Joining Guarantor hereby agrees have and shall continue to benefit Joining Guarantor and its shareholders, directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Joining Guarantor hereby agrees, assumes, ratifies, joins and acknowledges as follows:

      1. ASSUMPTION. Joining Guarantor hereby unconditionally, jointly and severally, assumes liability for all covenants, warranties, representations, indemnifications, obligations and other Indebtedness of Guarantors now existing or which may hereafier arise under the Guaranty and shall be liable therefor as though Joining Guarantor had originally been a party to the Guaranty. Without limltation of the foregoing, Joining Guarantor, as a primary obligor and not as a surety, unconditionally, jointly and severally, guarantees unto Bank (i) the payment of the Debt when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents, and (ii) that Borrower will perform and observe each agreement, covenant, term and condition in the Loan Documents to be performed or observed by Borrower and, upon Borrower's failure to do so, will promptly perform and observe, or will cause to be promptly performed and observed, each such agreement, covenant, term or condition.

      2. CONTRIBUTION. Joining Guarantor hereby unconditionally, jointly and severally, assumes liability for all covenants, warranties, representations, indemnifications, obligations and other Indebtedness of Guarantors now existing or which may hereatter arise under the Contribution Agreement and shall be liable therefor as though Joining Guarantor had originally been a party to the Contribution Agreement. Without limitation of the foregoing, Joining Guarantor unconditionally agrees that in the event any other Guarantor shall suffer any loss or liability under the Guaranty or any security therefor, beyond such Guarantor's Proportionate Share (as defined in the Contribution Agreement), then Joining Guarantor will upon demand by such other Guarantor pay thereto a sum equal to the amount of such excess loss or liability, not to exceed Joining Guarantor's Proportionate Share of the total loss or liability.

      3. TERMS RATIFIED. Joining Guarantor hereby expressly ratifies all guarantees, terms, covenants, representations, indemnifications, warranties, agreements, provisions, WAIVERS, RELEASES, restrictions, duties and responsibilities of the Guarantors under the Guaranty and the Contribution Agreement and all other Loan Documents and agrees that they shall apply to Joining Guarantor as if Joining Guarantor had executed the Guaranty and the Contribution Agreement, and that any reference to "Guarantors" or a "Guarantor" contained in the Guaranty, the Contribution Agreement, the Loan Agreement or any other Loan Documents shall mean, without limitation, Joining Guarantor.

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      4. REPRESENTATIONS. Joining Guarantor (a) confirms that it has received a copy of the Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; ~) agrees that it will, independently and without reliance upon Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (c) represents that the value of the consideration received and to be received by Joining Guarantor is reasonably worth at least as much as the liability and obligation of such Joining Guarantor hereunder, and that such liability and obligation may reasonably be expected to benefit Joining Guarantor directly or indirectly. The Board of Directors of Joining Guarantor has duly adopted resolutions certifying that the execution, delivery and performance of this Joinder Agreement (and the effect thereof) will benefit Joining Guarantor.

      5. NO IMPAIRMENT. Nothing herein shall in any manner impair or extinguish the Guaranty, the Contribution Agreement or any of the other Loan Documents or any lien or security interest now or hereafter securing the payment of any of the Indebtedness arising pursuant to the Loan Documents.

      6. GOVERNING LAW. Unless otherwise specified therein, this Joinder Agreement shall be governed by and conrtrued in accordance with the laws of the State of Texas and the United States of America. Joining Guarantor hereby irrevocably agrees that any legal proceeding against Bank arising out of or in connection with this Joinder Agreement, the Guaranty or the other Loan Documents shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division.

      7. SURVIVAL: PARTIES BOUND. All representations, warranties, covenants and agreements made by or on behalf of Joining Guarantor in connection herewith shall survive the execution and delivery of this Joinder Agreement and the other Loan Documents, shall not be affected by any investigation made by any Person, and shall bind Joining Guarantor and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of Bank. The term of this Joinder Agreement shall be until the termination of the Guaranty and the Contribution Agreement as to all Parties.

      8. CAPTIONS. The headings and captions appearing in this Joinder Agreement have been included solely for convenience and shall not be considered in construing this Joinder Agreement.

      9. DEFINITIONS. Terms used herein and not defined herein, but which are defmed in the Loan Agreement or the Guaranty, shall have the meanings herein assigned to them in the Loan Agreement or the Guaranty, respectively.

      10. PARTIES BOUND. This Joinder Agreement shall bind and benefit the parties hereto and their respective successors and assigns, except that Joining Guarantor and Borrower may not assign their rights or obligations hereunder without the prior written consent of Bank.

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      11. AMENDMENTS. ETC. No amendment or waiver of any provision of this
Joinder Agreement or any other Loan Document, nor any consent to any departure by Joining Guarantor therefrom, shall in any event be effective unless the same shall be agreed or consented to by Bank and Joining Guarantor, and each such waiver or consent shall be effective only in the specific iaatance and for the specific purpose for which given, unless otherwise specifically provided in the Loan Agreement.

      12. WAIVER OF CLAIMS. JOINING GUARANTOR HEREBY WAIVES AND RELEASES BANK FROM ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH JOINING GUARANTOR MAY OWN, HOLD OR CLAIM IN RESPECT OF BANK AS OF THE DATE HEREOF.

      IN WITNESS WHEREOF, Joining Guarantor has executed this Agreement as of the date set forth above.

                                    HENLEY HEALTHCARE, B.V.


                                    By:
                                    Name:
                                    Title:

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